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                                                                    EXHIBIT 23.5

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Suiza Foods Corporation to register 32,574 shares of Common Stock of our report dated July 31, 1997 with respect to the combined financial statements of The Garelick Companies, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation and to the reference to our Firm under the heading "Experts" in this Prospectus which is part of such Registration Statement.


                                       /s/ PRICEWATERHOUSECOOPERS LLP
                                           PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
January 15, 1999